Exhibit B


                                   CERTIFICATE

                                 STATE OF OREGON

                        OFFICE OF THE SECRETARY OF STATE
                              Corporation Division


I, BILL BRADBURY, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:




                        PORTLAND GENERAL ELECTRIC COMPANY
                                       was
                                  incorporated
                                under the Oregon
                            Business Corporation Act
                                       on
                                  July 25, 1930
           and is active on the records of the Corporation Division as of the date of this certificate.




[Seal of the State of Oregon]

                                              In Testimony Whereof, I have
                                              hereunto set my hand and affixed
                                              thereto the Seal of the State of
                                              Oregon.

                                              BILL BRADBURY, Secretary of
                                              State

                                              By [signed]
                                              Heather S. Davis
                                              February 20, 2002

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